Exhibit 99.l   NEWS RELEASE

As previously announced, TDS will hold a teleconference May 1, 2015 at 9:30 a.m. CDT. Interested parties may listen to the call live via the Events & Presentations page of investors.tdsinc.com.

FOR IMMEDIATE RELEASE

TDS reports first quarter 2015 results

U.S. Cellular increases guidance for operating cash flow and adjusted EBITDA

CHICAGO, (May 1, 2015) — Telephone and Data Systems, Inc. (NYSE:TDS) reported total operating revenues of $1,251.6 million for the first quarter of 2015, versus $1,196.0 million for the comparable period one year ago. Net income attributable to TDS shareholders and related diluted earnings per share were $145.7 million and $1.33, respectively, for the first quarter of 2015, compared to $18.3 million and $0.16, respectively, in the comparable period one year ago.

“Both of our businesses had encouraging first quarters and made good progress on their strategic objectives,” said LeRoy T. Carlson, Jr., TDS president and CEO. “U.S. Cellular continued to grow its postpaid customer base and improve loyalty. TDS Telecom achieved strong growth in IPTV customers, and we continued to move forward with our cable, broadband, and hosted and managed services strategies.

“U.S. Cellular maintained strong momentum from its turnaround in customer growth last year, adding more postpaid customers and reducing churn. More customers are adopting shared data plans and adding connected devices to those accounts, leading to increases in revenue. We will bring 4G LTE speeds to 98 percent of U.S. Cellular customers this year, and we plan to drive continued substantial growth in smartphone penetration, connected devices, and data use.

“TDS Telecom achieved continued success with its IPTV service in the recent quarter, adding residential customers and increasing residential revenue per connection. As we complete the integration of our cable acquisitions, Baja Broadband and BendBroadband, we are focused on increasing residential and commercial broadband penetration. We also continue to seek and evaluate potential cable acquisitions. Our hosted and managed services company, OneNeck IT Solutions, has had some recent sales success.  We believe there is strong potential for growth at OneNeck as more businesses and organizations seek to outsource more of their IT needs.”

2015 Estimated Results

Estimates of full-year 2015 results for U.S. Cellular, TDS Telecom, and TDS are shown below.  Such estimates represent management’s view as of May 1, 2015.  Such forward-looking statements should not be assumed to be current as of any future date.  TDS undertakes no duty to update such information, whether as a result of new information, future events, or otherwise.  There can be no assurance that final results will not differ materially from such estimated results.

2015 Estimated Results
	U.S. Cellular		TDS Telecom		TDS(2)
	Current	Previous	Current	Previous	Current	Previous
(Dollars in millions)
Total operating revenues	$4,000-$4,200	Unchanged	$1,130-$1,180	Unchanged	$5,145-$5,395	Unchanged
Operating cash flow (1)	$400-$500	$350-$450	$280-$310	Unchanged	$685-$815	$635-$765
Adjusted EBITDA (1)	$580-$680	$530-$630	$280-$310	Unchanged	$870-$1,000	$820-$950
Capital expenditures	$600	Unchanged	$220	Unchanged	$830	Unchanged

(1)     Operating cash flow is defined as net income, adjusted for the items set forth in the reconciliation below.  Adjusted EBITDA is defined as net income, adjusted for the items set forth in the reconciliation below.  Operating cash flow and Adjusted EBITDA exclude these items in order to show operating results on a more comparable basis from period to period. From time to time, TDS may exclude other items from Operating cash flow and/or Adjusted EBITDA if such items help reflect operating results on a more comparable basis. TDS does not intend to imply that any such items that are excluded are non-recurring, infrequent or unusual; such items may occur in the future.  Operating cash flow and Adjusted EBITDA are not measures of financial performance under Generally Accepted Accounting Principles in the United States (“GAAP”) and should not be considered as alternatives to net income as indicators of the company’s operating performance or as alternatives to cash flows from operating activities, determined in accordance with GAAP, as indicators of cash flows or as measures of liquidity. TDS believes Operating cash flow and Adjusted EBITDA are useful measures of TDS’ operating results before significant recurring non-cash charges, gains and losses, and other items as indicated below. The following tables provide a reconciliation to Operating cash flow and Adjusted EBITDA for 2015 estimated results, actual results for the three months ended March 31, 2015 and 2014 actual results:

	2015 Estimated Results (3)
	U.S. Cellular	TDS Telecom	TDS(2)
(Dollars in millions)
Net income (loss) (GAAP)	N/A	N/A	N/A
Add back:
Income tax expense (benefit)	N/A	N/A	N/A
Income (loss) before income taxes (GAAP)	$140-$240	$45-$75	$140 -$270
Add back:
Interest expense	$80	―	$140
Depreciation, amortization and accretion expense	$580	$235	$825
EBITDA	$800-$900	$280-$310	$1,105-$1,235
Add back:
(Gain) loss on sale of business and other exit costs, net	($110)	―	($125)
(Gain) loss on license sales and exchanges, net	($125)	―	($125)
(Gain) loss on assets disposals, net	$15	―	$15
Adjusted EBITDA	$580-$680	$280-$310	$870-$1,000
Deduct:
Equity in earnings of unconsolidated entities	($130)	―	($130)
Interest and dividend income	($50)	―	($55)
Operating cash flow (4)	$400-$500	$280-$310	$685-$815

	Actual Results
	Three months ended March 31, 2015			Year ended December 31, 2014
	U.S. Cellular	TDS Telecom	TDS (2)	U.S. Cellular	TDS Telecom	TDS (2)
(Dollars in millions)
Net income (loss) (GAAP)	$165	$13	$176	($47)	($24)	($147)
Add back:
Income tax expense (benefit)	$108	$8	$116	($12)	$18	($5)
Income (loss) before income taxes (GAAP)	$273	$21	$292	($59)	($7)	($153)
Add back:
Interest expense	$20	—	$34	$57	($1)	$111
Depreciation, amortization and accretion expense	$147	$57	$207	$606	$220	$837
EBITDA	$440	$78	$533	$605	$212	$796
Add back:
Loss on impairment of assets	—	—	—	—	$84	$88
(Gain) loss on sale of business and other exit costs, net	($111)	—	($124)	($33)	($2)	($16)
(Gain) loss on license sales and exchanges, net	($123)	—	($123)	($113)	—	($113)
(Gain) loss on assets disposals, net	$4	$1	$5	$21	$5	$27
Adjusted EBITDA	$209	$80	$291	$480	$298	$781
Deduct:
Equity in earnings of unconsolidated entities	($34)	—	($35)	($130)	—	($132)
Interest and dividend income	($8)	—	($8)	($12)	($2)	($17)
Operating cash flow (4)	$167	$80	$248	$338	$296	$632

Note: Totals may not foot due to rounding differences.

(2)     The TDS column includes U.S. Cellular, TDS Telecom and also the impacts of consolidating eliminations, corporate operations and non-reportable segments, all of which are not presented above.

(3)     In providing 2015 Estimated Results, TDS has not completed the above reconciliation to net income because it does not provide guidance for income taxes. TDS believes that the impact of income taxes cannot be reasonably predicted; therefore, the company is unable to provide such guidance. Accordingly, a reconciliation to net income is not available without unreasonable effort.

(4)     A reconciliation of Operating cash flow (Non-GAAP) to operating income (GAAP) for March 31, 2015 actual results can be found on the company's website at investors.tdsinc.com.

Stock Repurchase Summary

TDS began repurchasing stock under its $250 million repurchase authorization on Aug. 5, 2013.   The following represents repurchases of TDS Common Shares.

Repurchase Period	# Shares	Cost (in millions)
2015 (first quarter)	—	$—
2014 (full year)	1,541,850	$39.1
Total	1,541,850	$39.1

Conference Call Information

TDS will hold a conference call on May 1, 2015 at 9:30 a.m. Central Time.

•          Access the live call on the Events & Presentations page of investors.tdsinc.com  or at http://www.videonewswire.com/event.asp?id=102201 .

•         Access the call by phone at 877-407-8029 (US/Canada), no pass code required.

Before the call, certain financial and statistical information to be discussed during the call will be posted to investors.tdsinc.com. The call will be archived on the Events & Presentations page of investors.tdsinc.com.

About TDS

Telephone and Data Systems, Inc. (TDS), a Fortune 1000TM company, provides wireless; cable and wireline broadband, TV and voice; and hosted and managed services to approximately 6.0 million customers nationwide through its business units, U.S. Cellular, TDS Telecom, OneNeck IT Solutions, Baja Broadband and BendBroadband. Founded in 1969 and headquartered in Chicago, TDS employed 10,600 people as of March 31, 2015.

Visit www.tdsinc.com  for comprehensive financial information, including earnings releases, quarterly and annual filings, shareholder information and more.

Contacts

Jane McCahon, Vice President, Corporate Relations and Corporate Secretary

312- 592-5379

jane.mccahon@tdsinc.com

Julie Mathews, Investor Relations Manager

312- 592-5341

 julie.mathews@tdsinc.com

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: All information set forth in this news release, except historical and factual information, represents forward-looking statements. This includes all statements about the company’s plans, beliefs, estimates, and expectations. These statements are based on current estimates, projections, and assumptions, which involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Important factors that may affect these forward-looking statements include, but are not limited to: impacts of any pending acquisition and divestiture transactions,  including, but not limited to, the ability to obtain regulatory approvals, successfully complete the transactions and the financial impacts of such transactions; the ability of the company to successfully manage and grow its markets; the overall economy; competition; the access to and pricing of unbundled network elements; the ability to obtain or maintain roaming arrangements with other carriers on acceptable terms; the state and federal telecommunications regulatory environment; the value of assets and investments; adverse changes in the ratings afforded TDS and U.S. Cellular debt securities by accredited ratings organizations; industry consolidation; advances in telecommunications technology; uncertainty of access to the capital markets;  pending and future litigation; changes in income tax rates, laws, regulations or rulings; acquisitions/divestitures of properties and/or licenses; changes in customer growth rates, average monthly revenue per user, churn rates, roaming revenue and terms, the availability of wireless devices, or the mix of products and services offered by U.S. Cellular and TDS Telecom. Investors are encouraged to consider these and other risks and uncertainties that are discussed in the Form 8-K Current Report used by TDS to furnish this press release to the Securities and Exchange Commission (“SEC”), which are incorporated by reference herein.

For more information about TDS and its subsidiaries, visit:

TDS: www.tdsinc.com

U.S. Cellular: www.uscellular.com

TDS Telecom: www.tdstelecom.com

OneNeck IT Solutions: www.oneneck.com

United States Cellular Corporation
Summary Operating Data (Unaudited)

As of or for the Quarter Ended	3/31/2015	12/31/2014	9/30/2014	6/30/2014	3/31/2014
Retail Customers
Postpaid
Total at end of period	4,307,000	4,298,000	4,200,000	4,148,000	4,174,000
Gross additions	200,000	302,000	251,000	190,000	197,000
Net additions (losses)	9,000	98,000	52,000	(26,000)	(93,000)
ARPU (1)	$54.87	$56.51	$56.37	$56.82	$57.59
ARPA (2)	$134.94	$136.13	$132.99	$131.95	$132.03
Churn rate (3)	1.5%	1.6%	1.6%	1.7%	2.3%
Smartphone penetration (4)	66.9%	64.8%	61.7%	58.4%	55.8%
Prepaid
Total at end of period	360,000	348,000	350,000	352,000	356,000
Gross additions	73,000	60,000	64,000	65,000	85,000
Net additions (losses)	12,000	(2,000)	(2,000)	(4,000)	13,000
ARPU (1)	$35.72	$35.33	$34.40	$34.02	$32.22
Churn rate (3)	5.8%	5.9%	6.3%	6.5%	6.9%
Total customers at end of period	4,775,000	4,760,000	4,674,000	4,653,000	4,684,000
Billed ARPU (1)	$52.29	$53.63	$53.24	$53.36	$53.93
Service revenue ARPU (1)	$58.01	$60.10	$60.92	$60.32	$60.19
Smartphones sold as a percent of total handsets sold	85.7%	86.5%	80.8%	79.0%	78.2%
Total population
Consolidated markets (5)	45,737,000	50,906,000	54,817,000	54,817,000	54,817,000
Consolidated operating markets (5)	31,814,000	31,729,000	31,729,000	31,729,000	31,729,000
Market penetration at end of period
Consolidated markets (6)	10.4%	9.4%	8.5%	8.5%	8.5%
Consolidated operating markets (6)	15.0%	15.0%	14.7%	14.7%	14.8%
Capital expenditures (000s)	$66,460	$181,655	$142,452	$143,927	$89,581
Total cell sites in service	6,219	6,220	6,209	6,183	6,165
Owned towers (7)	3,955	4,281	4,487	4,457	4,448

(1)     Average Revenue Per User (“ARPU”) metrics are calculated by dividing a revenue base by an average number of customers by the number of months in the period.  These revenue bases and customer populations are shown below:

a.        Postpaid ARPU consists of total postpaid service revenues and postpaid customers.

b.        Prepaid ARPU consists of total prepaid service revenues and prepaid customers.

c.         Billed ARPU consists of total postpaid, prepaid and reseller service revenues and postpaid, prepaid and reseller customers.

d.        Service revenue ARPU consists of total postpaid, prepaid and reseller service revenues, inbound roaming and other service revenues and postpaid, prepaid and reseller customers.

(2)     Average Revenue Per Account (“ARPA”) metric is calculated by dividing total postpaid service revenues by the average number of postpaid accounts by the number of months in the period.

(3)     Churn metrics represent the percentage of the postpaid or prepaid customers that disconnect service each month. These metrics represent the average monthly postpaid or prepaid churn rate for each respective period.

(4)     Smartphones represent wireless devices which run on an Android, Apple, BlackBerry or Windows Mobile operating system, excluding connected devices. Smartphone penetration is calculated by dividing postpaid smartphone customers by total postpaid handset customers.

(5)     The decrease in the population of Consolidated markets is due primarily to the license exchange transactions of certain non-operating licenses in North Carolina in December 2014 and Illinois and Indiana in March 2015. Total Population is used only to calculate market penetration of consolidated markets and consolidated operating markets, respectively.  See footnote (6) below.

(6)     Market penetration is calculated by dividing the number of wireless customers at the end of the period by the total population of consolidated markets and consolidated operating markets, respectively, as estimated by Claritas.  The increase in consolidated markets penetration is due primarily to a lower denominator as a result of the license divestitures described in footnote (5) above.

(7)     During the quarters ended March 31, 2015 and December 31, 2014, sold 359 and 236 towers, respectively, in divested markets.

TDS Telecom
Summary Operating Data (Unaudited)

Quarter Ended	3/31/2015	12/31/2014	9/30/2014	6/30/2014	3/31/2014
TDS Telecom
Wireline
Residential connections
Voice (1)	333,400	335,900	340,300	346,100	348,700
Broadband (2)	229,400	229,200	231,600	232,700	229,000
IPTV (3)	25,600	23,400	20,700	18,200	15,900
Wireline residential connections	588,400	588,500	592,600	597,000	593,600

Total residential revenue per connection (4)	$42.32	$41.56	$41.47	$41.05	$40.79

Commercial connections
Voice (1)	187,500	193,200	199,300	206,200	212,200
Broadband (2)	24,300	24,700	25,300	26,000	26,600
managedIP (5)	143,200	140,200	137,700	133,300	131,000
Wireline commercial connections	355,000	358,100	362,300	365,500	369,800

Total Wireline connections	943,400	946,600	954,900	962,500	963,400

Cable
Cable Connections
Video (6)	109,700	110,400	109,100	69,700	68,700
Broadband (7)	112,200	110,900	106,400	63,200	63,000
Voice (7)	49,100	46,000	41,800	17,800	17,700
Cable connections	271,000	267,300	257,300	150,700	149,400

(1)     The individual circuit connecting customers to TDS Telecom’s central office facilities.

(2)     The number of customers provided high-capacity data circuits via various technologies, including DSL and dedicated internet circuit technologies.

(3)     The number of customers provided video services using IP networking technology.

(4)     Total residential revenue per connection is calculated by dividing the average residential revenue for the period by the average number of residential connections for the period.

(5)     The number of telephone handsets, data lines and IP trunks providing communications using IP networking technology.

(6)     Generally, a home or business receiving video programming counts as one video connection. In counting bulk residential or commercial connections, such as an apartment building or hotel, connections are counted based on the number of units/rooms within the building receiving service.

(7)     Broadband and voice connections reflect billable number of lines into a building for high speed data and voice services, respectively.

TDS Telecom
Capital Expenditures (000s)

Quarter Ended	3/31/2015	12/31/2014	9/30/2014	6/30/2014	3/31/2014
Wireline	$20,400	$51,400	$34,200	$27,400	$22,900
Cable	11,600	14,600	7,600	7,200	6,200
HMS	4,900	13,400	9,800	10,600	2,800
	$36,900	$79,400	$51,600	$45,200	$31,900

Telephone and Data Systems, Inc.
Consolidated Statement of Operations Highlights
Three Months Ended March 31,
(Unaudited, dollars and shares in thousands, except per share amounts)
			Change
	2015	2014	Amount	Percent
Operating revenues
U.S. Cellular	$965,245	$925,811	$39,434	4%
TDS Telecom	279,985	262,416	17,569	7%
All Other (1)	6,363	7,735	(1,372)	(18%)
	1,251,593	1,195,962	55,631	5%
Operating expenses
U.S. Cellular
Expenses excluding depreciation, amortization and accretion	797,946	846,645	(48,699)	(6%)
Depreciation, amortization and accretion	147,085	167,753	(20,668)	(12%)
(Gain) loss on asset disposals, net	4,251	1,934	2,317	>100%
(Gain) loss on sale of business and other exit costs, net	(111,477)	(6,900)	(104,577)	>100%
(Gain) loss on license sales and exchanges, net	(122,873)	(91,446)	(31,427)	(34%)
	714,932	917,986	(203,054)	(22%)
TDS Telecom
Expenses excluding depreciation, amortization and accretion	200,460	190,303	10,157	5%
Depreciation, amortization and accretion	57,163	53,775	3,388	6%
(Gain) loss on asset disposals, net	1,130	344	786	>100%
	258,753	244,422	14,331	6%
All Other (1)
Expenses excluding depreciation and amortization	5,262	9,326	(4,064)	(44%)
Depreciation and amortization	2,327	3,391	(1,064)	(31%)
(Gain) loss on asset disposals, net	(4)	152	(156)	>(100%)
(Gain) loss on sale of business and other exit costs, net (2)	(12,306)	-	(12,306)	N/M
	(4,721)	12,869	(17,590)	>(100%)

Total operating expenses	968,964	1,175,277	(206,313)	(18%)
Operating income (loss)
U.S. Cellular	250,313	7,825	242,488	>100%
TDS Telecom	21,232	17,994	3,238	18%
All Other (1)	11,084	(5,134)	16,218	>(100%)
	282,629	20,685	261,944	>100%
Investment and other income (expense)
Equity in earnings of unconsolidated entities	34,641	37,327	(2,686)	(7%)
Interest and dividend income	8,385	2,486	5,899	>100%
Interest expense	(33,830)	(28,707)	(5,123)	(18%)
Other, net	(4)	160	(164)	>(100%)
Total investment and other income	9,192	11,266	(2,074)	(18%)
Income before income taxes	291,821	31,951	259,870	>100%
Income tax expense (benefit)	116,020	11,657	104,363	>100%
Net income	175,801	20,294	155,507	>100%
Less: Net income attributable to noncontrolling interests, net of tax	30,061	2,040	28,021	>100%
Net income attributable to TDS shareholders	145,740	18,254	127,486	>100%
TDS Preferred dividend requirement	(12)	(12)	—	—
Net income available to common shareholders	$145,728	$18,242	$127,486	>100%

Basic weighted average shares outstanding	108,169	108,988	(819)	(1%)
Basic earnings per share attributable to TDS shareholders	$1.35	$0.17	$1.18	>100%

Diluted weighted average shares outstanding	108,946	109,672	(726)	(1%)
Diluted earnings per share attributable to TDS shareholders	$1.33	$0.16	$1.17	>100%

(1)     Consists of TDS corporate, intercompany eliminations and all other business operations not included in the U.S. Cellular and TDS Telecom segments.

(2)     Compared to U.S. Cellular, TDS recognized an incremental gain of $11.9 million on the tower sale as a result of a lower basis in the assets disposed.

N/M – Percentage change not meaningful

Telephone and Data Systems, Inc.
Consolidated Balance Sheet Highlights
(Unaudited, dollars in thousands)

ASSETS

	March 31,	December 31,
	2015	2014
Current assets
Cash and cash equivalents	$635,120	$471,901
Accounts receivable from customers and others	658,888	683,681
Inventory, net	178,313	273,707
Net deferred income tax asset	92,791	107,686
Prepaid expenses	97,707	86,506
Income taxes receivable	853	113,708
Other current assets	29,132	29,766
	1,692,804	1,766,955

Assets held for sale	29,771	103,343

Investments
Licenses	1,837,238	1,453,574
Goodwill	771,674	771,352
Franchise rights	244,300	244,300
Other intangible assets, net	59,708	64,499
Investments in unconsolidated entities	343,382	321,729
Other investments	485	508
	3,256,787	2,855,962

Property, plant and equipment, net
U.S. Cellular	2,645,117	2,728,217
TDS Telecom	1,077,924	1,093,671
Other	23,793	24,237
	3,746,834	3,846,125

Other assets and deferred charges	270,042	334,554

Total assets	$8,996,238	$8,906,939

Telephone and Data Systems, Inc.
Consolidated Balance Sheet Highlights
(Unaudited, dollars in thousands)

LIABILITIES AND EQUITY

	March 31,	December 31,
	2015	2014
Current liabilities
Current portion of long-term debt	$805	$808
Accounts payable	312,091	387,125
Customer deposits and deferred revenues	338,076	324,318
Accrued interest	17,376	7,919
Accrued taxes	174,043	46,734
Accrued compensation	68,838	114,549
Other current liabilities	145,871	181,803
	1,057,100	1,063,256

Liabilities held for sale	406	21,643

Deferred liabilities and credits
Net deferred income tax liability	878,809	941,519
Other deferred liabilities and credits	441,745	430,774

Long-term debt	1,993,457	1,993,586

Noncontrolling interests with redemption features	6,619	1,150

Equity
TDS shareholders' equity
Series A Common and Common Shares, par value $.01	1,327	1,327
Capital in excess of par value	2,344,274	2,336,511
Treasury shares, at cost	(745,590)	(748,199)
Accumulated other comprehensive loss	6,012	6,452
Retained earnings	2,460,323	2,330,187
Total TDS shareholders' equity	4,066,346	3,926,278

Preferred shares	824	824
Noncontrolling interests	550,932	527,909

Total equity	4,618,102	4,455,011

Total liabilities and equity	$8,996,238	$8,906,939

Balance Sheet Highlights
March 31, 2015
(Unaudited, dollars in thousands)

	U.S.	TDS	TDS Corporate	Intercompany		TDS
	Cellular	Telecom	& Other	Eliminations		Consolidated
Cash and cash equivalents	$336,893	$68,221	$230,006	$	―	$635,120
Affiliated cash investments	―	407,200	―		(407,200)	―
	$336,893	$475,421	$230,006		$(407,200)	$635,120

Licenses, goodwill and other intangible assets	$2,197,253	$853,625	$(137,958)	$	―	$2,912,920
Investment in unconsolidated entities	304,501	3,805	39,898		(4,822)	343,382
Long-term and other investments	―	484	―		―	485
	$2,501,754	$857,914	$(98,060)		$(4,822)	$3,256,787

Property, plant and equipment, net	$2,645,117	$1,077,924	$23,990		$(197)	$3,746,834

Long-term debt:
Current portion	$57	$25	$723	$	―	$805
Non-current portion	1,151,901	1,406	840,150		―	1,993,457
	$1,151,958	$1,431	$840,873	$	―	$1,994,262

Telephone and Data Systems, Inc.
Consolidated Statement of Cash Flows
Three Months Ended March 31,
(Unaudited, dollars in thousands)
	2015	2014
Cash flows from operating activities
Net income (loss)	$175,801	$20,294
Add (deduct) adjustments to reconcile net income to cash flows from operating activities
Depreciation, amortization and accretion	206,575	224,919
Bad debts expense	29,849	21,559
Stock-based compensation expense	8,096	6,759
Deferred income taxes, net	(47,466)	(14,510)
Equity in earnings of unconsolidated entities	(34,641)	(37,327)
Distributions from unconsolidated entities	12,988	12,820
(Gain) loss on asset disposals, net	5,377	2,430
(Gain) loss on sale of business and other exit costs, net	(123,783)	(6,900)
(Gain) loss on license sales and exchanges, net	(122,873)	(91,446)
Noncash interest expense	670	506
Other operating activities	-	47
Changes in assets and liabilities from operations
Accounts receivable	21,240	90,555
Equipment installment plans receivable	(36,498)	2,394
Inventory	95,395	19,656
Accounts payable	(13,592)	(53,403)
Customer deposits and deferred revenues	13,319	(1,447)
Accrued taxes	251,510	(1,634)
Accrued interest	9,460	9,136
Other assets and liabilities	(96,121)	(99,471)
	355,306	104,937

Cash flows from investing activities
Cash used for additions to property, plant and equipment	(166,461)	(150,890)
Cash paid for acquisitions and licenses	(280,710)	(8,254)
Cash received from divestitures and exchanges	274,131	103,042
Cash received for investments	—	10,000
Other investing activities	2,765	1,623
	(170,275)	(44,479)

Cash flows from financing activities
Repayment of long-term debt	(247)	(392)
TDS Common Shares reissued for benefit plans, net of tax payments	213	(50)
U.S. Cellular Common Shares reissued for benefit plans, net of tax payments	487	316
Repurchase of TDS Common Shares	—	(3,342)
Repurchase of U.S. Cellular Common Shares	(2,302)	(2,000)
Dividends paid to TDS shareholders	(15,232)	(14,582)
Payment of debt issuance costs	(3,018)	—
Distributions to noncontrolling interests	(225)	(346)
Other financing activities	(1,488)	2,834
	(21,812)	(17,562)

Net increase in cash and cash equivalents	163,219	42,896

Cash and cash equivalents
Beginning of period	471,901	830,014
End of period	$635,120	$872,910

TDS Telecom Highlights
Three Months Ended March 31,
(Unaudited, dollars in thousands)

			Change
	2015	2014	Amount	Percent
Wireline
Operating revenues
Residential	$74,686	$72,505	$2,181	3%
Commercial	55,762	57,980	(2,218)	(4%)
Wholesale	45,243	46,448	(1,205)	(3%)
Total service revenues	175,691	176,933	(1,242)	(1%)
Equipment sales	444	553	(109)	(20%)
	176,135	177,486	(1,351)	(1%)
Operating expenses
Cost of services	62,427	64,400	(1,973)	(3%)
Cost of equipment sold	563	483	80	17%
Selling, general and administrative expenses	45,669	46,520	(851)	(2%)
Depreciation, amortization and accretion	42,009	42,736	(727)	(2%)
(Gain) loss on asset disposals, net	518	245	273	>100%
	151,186	154,384	(3,198)	(2%)

Operating income	$24,949	$23,102	$1,847	8%

Cable
Operating revenues
Residential	$35,046	$18,253	$16,793	92%
Commercial	8,435	4,250	4,185	98%
Total service revenues	43,481	22,503	20,978	93%
Equipment sales	88	—	88	N/M
	43,569	22,503	21,066	94%
Operating expenses
Cost of services	19,948	10,955	8,993	82%
Cost of equipment sold	60	—
Selling, general and administrative expenses	12,625	6,378	6,247	98%
Depreciation, amortization and accretion	8,719	4,361	4,358	100%
(Gain) loss on asset disposals, net	682	65	617	>100%
	42,034	21,759	20,275	93%

Operating income	$1,535	$744	$791	>100%

HMS
Operating revenues
Service revenues	$28,416	$27,376	$1,040	4%
Equipment sales	32,545	35,732	(3,187)	(9%)
	60,961	63,108	(2,147)	(3%)
Operating expenses
Cost of services	20,028	16,946	3,082	18%
Cost of equipment sold	27,130	30,467	(3,337)	(11%)
Selling, general and administrative expenses	12,690	14,835	(2,145)	(14%)
Depreciation, amortization and accretion	6,435	6,678	(243)	(4%)
(Gain) loss on asset disposals, net	(70)	34	(104)	>(100)%
	66,213	68,960	(2,747)	(4%)

Operating (loss)	$(5,252)	$(5,852)	$600	10%

Intercompany revenues	$(680)	$(681)	$1	—
Intercompany expenses	(680)	(681)	1	—

Total TDS Telecom operating income	$21,232	$17,994	$3,238	18%

Telephone and Data Systems, Inc.
Financial Measures and Reconciliations
(Unaudited, dollars in thousands)

	TDS Consolidated

	Three Months Ended
	March 31,
	2015	2014

Cash flows from operating activities	$355,306	$104,937
Add: Sprint Cost Reimbursement	15,712	11,254
Less: Cash used for additions to property, plant and equipment	166,461	150,889
Adjusted free cash flow (1)	$204,557	$(34,698)

(1)     Adjusted free cash flow is defined as Cash flows from operating activities (which includes cash outflows related to the Sprint decommissioning), as adjusted for cash proceeds from the Sprint Cost Reimbursement (which are included in Cash flows from investing activities in the Consolidated Statement of Cash Flows), less Cash used for additions to property, plant and equipment. Adjusted free cash flow is a non-GAAP financial measure which TDS believes may be useful to investors and other users of its financial information in evaluating the amount of cash generated by business operations (including cash proceeds from the Sprint Cost Reimbursement), after Cash used for additions to property, plant and equipment.